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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Source One Mortgage Services Corporation


We consent to incorporation by reference in this Annual Report on Form 10-K of Source One Mortgage Services Corporation of our report dated February 12, 1999, except, for note 23, as to which the date is March 29, 1999, relating to the consolidated statements of condition of Source One Mortgage Services Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 1998 Annual Report to Shareholders of Source One Mortgage Services Corporation.

We consent to incorporation by reference in the registration statement (No. 33-47025) on Form S-3, the registration statement (No. 33-71924) on Form S-3 and the registration statement (No. 33-62765) on Form S-4 of Source One Mortgage Services Corporation, and in the related Prospectuses, of our report dated February 12, 1999, except for note 23, as to which the date is March 29, 1999, relating to the consolidated statements of condition of Source One Mortgage Services Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years then ended, which report is incorporated by reference in the December 31, 1998, Annual Report on Form 10-K of Source One Mortgage Services Corporation.



                                                                    /s/ KPMG LLP

Detroit, Michigan
March 29, 1999